SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         April 11, 2002 (April 11, 2002)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 1. Changes in Control of Registrant.
         Not applicable.

Item 2. Acquisition or Disposition of Assets.
         Not applicable.

Item 3. Bankruptcy or Receivership.
         Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.
         Not applicable.

Item 5. Other Events.
      On April 11, 2002, Ohio Valley Banc Corp issued a news release announcing its earnings for the three months ended March 31, 2002. The information contained in the news release, which is attached as Exhibit 99 to this Form 8-K, is incorporated herein by this reference.

Item 6. Resignations of Registrant's Directors.
         Not applicable.

Item 7. Financial Statements and Exhibits.

         (a)      Financial statements of business acquired:
                           Not applicable.

         (b)      Pro forma financial information:
                           Not applicable.

         (c)      Exhibits:
                  99 Press release of Ohio Valley Banc Corp dated April 11, 2002, announcing the company's earnings for the three months ended March 31, 2002.

Item 8. Change in Fiscal Year.
         Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.
         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: April 11, 2002                             By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number                                      Description
--------------                                      -----------
     99 Press release of Ohio Valley Banc Corp dated April 11, 2002, announcing the company's earnings for the three months ended March 31, 2002.

                                   Exhibit 99


                          OVBC DIVIDENDS & EARNINGS UP

Gallipolis, Ohio, April 11, 2002

Ohio Valley Banc Corp today reported consolidated net earnings for the quarter ended March 31, 2002 of $1,252,000 representing a 13.1% increase over the $1,107,000 for the same time period a year ago. Net income per share increased 12.5% for the first quarter at $.36 per share compared to $.32 per share in the first quarter of 2001. With continued strong earnings growth, OVBC directors approved a 6.25% increase in quarterly cash dividends. Cash dividends will increase to $.17 per share from $.16 per share payable May 10, 2002 to shareholders of record April 22, 2002. President and CEO Jeffrey E. Smith made the announcement at the Company's annual shareholders' meeting held Wednesday afternoon at the Morris and Dorothy Haskins Ariel Theatre in Gallipolis, Ohio. Also, during the meeting, Phil A. Bowman, W. Lowell Call and James L. Dailey were reelected to the Ohio Valley Banc Corp Board of Directors to serve a three year term ending in 2005.

Management was pleased to continue the accomplishments achieved in 2001 of double-digit earnings growth while improving asset quality. The earnings performance improved over the prior year due to a strong 23% increase in net interest income. The Company's net interest margin benefited from the decline in interest rates that occurred throughout 2001. For the first quarter of 2002, the net interest margin was 4.38% , as compared to 4.06% for the same period in 2001. The increase in the net interest margin combined with the growth in earning assets of 14% provided additional net interest income of $1,204,000.

Noninterest income totaled $1,280,000 for the first quarter of 2002 compared to $1,166,000 a year ago representing a 9.8% increase. Income from bank owned life insurance and loan service fees provided a majority of the growth. Noninterest expense totaled $4,773,000 in 2002, an increase of $394,000 or 9.0%. Salary and employee benefits, the Company's largest noninterest expense, totaled $2,619,000 for the first quarter of 2002, up $256,000 from the prior year. The increase was affected by annual merit increases and rising benefit costs. The Company's efficiency ratio continues to improve as revenue sources (net interest income and noninterest income) continue to outpace the growth in noninterest expense. The efficiency ratio for the first quarter of 2002 improved to 61.2% from 67.5% in 2001.

During the first quarter of 2002, management continued to emphasize asset quality which is important in a period of economic slowdown. The Company's provision for loan losses increased $715,000 over the first quarter of 2001 in relation to an increase in net charge-offs of $614,000 that occurred mostly in installment and commercial loans. Nonperforming loans as a percent of total loans declined to 1.06% at March 31, 2002 as compared to 1.24% at year end 2001. The allowance for loan losses was 1.23% of total loans at March 31, 2002, unchanged from December 31, 2001. Management feels that the allowance for loan losses is adequate to absorb probable losses inherent in the loan portfolio based on collateral values and decline in nonperforming loans.

The financial results for the first quarter continue Management's commitment to enhance earnings to improve shareholders' value. The double-digit earnings growth led to an improved return on average equity of 10.86% for the three months ended March 31, 2002 versus 10.11% for the first three months of 2001.

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns two subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia, and Loan Central, with four consumer finance company offices in Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                      Three months ended
                                                           March 31,
                                                      2002         2001
                                                   ----------   ----------
PER SHARE DATA
  Earnings per share                                  $0.36        $0.32
  Dividend per share                                  $0.16        $0.15
  Book value per share                               $13.58       $12.97
  Dividend payout ratio                               44.17%       47.26%
  Weighted average shares
   outstanding                                    3,459,235    3,480,615

PERFORMANCE RATIOS
  Return on average equity                            10.86%       10.11%
  Return on average assets                             0.80%        0.80%
  Net interest margin                                  4.38%        4.06%
  Efficiency Ratio                                    61.21%       67.53%
  Average Earning Assets
   (in 000's)                                      $599,272     $525,927

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                      Three months ended
(in $000's)                                                March 31,
                                                      2002         2001
                                                   ----------   ----------
Interest income:
     Interest and fees on loans                      $10,647      $10,389
     Interest and dividends on
      securities                                         962        1,134
          Total interest income                       11,609       11,523
Interest expense:
     Deposits                                          3,900        5,256
     Borrowings                                        1,336        1,098
          Total interest expense                       5,236        6,354
Net interest income                                    6,373        5,169
Provision for loan losses                              1,142          427
Noninterest income:
     Service charges on deposit
      accounts                                           694          698
     Trust fees                                           54           55
     Income from bank owned insurance                    171          138
     Other                                               361          275
          Total noninterest income                     1,280        1,166
Noninterest expense:
     Salaries and employee benefits                    2,619        2,363
     Occupancy expense                                   311          316
     Furniture and equipment expense                     263          273
     Data processing expense                             147          107
     Other                                             1,433        1,320
          Total noninterest expense                    4,773        4,379
Income before income taxes                             1,738        1,529
Income taxes                                             486          422
NET INCOME                                            $1,252       $1,107

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                     March 31,          December 31,
                                                 2002                2001
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $15,874              $17,288
Federal funds sold                               24,600                9,000
     Total cash and cash equivalents             40,474               26,288
Interest-bearing balances with banks              1,791                1,264
Securities available-for-sale                    54,079               61,559
Securities held-to-maturity
  (estimated fair value:  2002 -
  $14,688 , 2001 - $14,421)                      14,303               13,973
Total loans                                     517,676              508,660
  Less:  Allowance for loan losses               (6,377)              (6,251)
     Net loans                                  511,299              502,409
Premises and equipment, net                       8,449                8,702
Accrued income receivable                         3,314                3,420
Intangible assets, net                            1,234                1,267
Bank owned life insurance                        12,237               12,089
Other assets                                      4,467                4,028
          Total assets                         $651,647             $634,999

LIABILITIES
Noninterest-bearing deposits                    $58,247              $56,735
Interest-bearing deposits                       421,748              399,126
     Total deposits                             479,995              455,861
Securities sold under agreements to
 repurchase                                      16,410               29,274
Other borrowed funds                             87,137               90,856
Obligated mandatorily redeemable
 capital securities of subsidiary trust          13,500                5,000
Accrued liabilities                               7,590                7,708
          Total liabilities                     604,632              588,699

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2002 -
 3,592,956 shares issued,
 2001 - 3,579,250 shares issued)                  3,593                3,579
Additional paid-in capital                       29,524               29,207
Retained Earnings                                16,677               15,979
Accumulated other comprehensive income              729                1,043
Treasury stock at cost (2002 and 2001 -
 129,990 shares)                                 (3,508)              (3,508)
          Total shareholders' equity             47,015               46,300
               Total liabilities and
                 shareholders' equity           $651,647            $634,999


Contact:    Scott Shockey or Chris Petro
            1-800-468-6682 or (740) 446-2631